OpenTable, Inc. Announces First Quarter Financial Results

-- Increases Revenue by 16% over Q1 2012 to $45.5 Million --

-- Grows Seated Diners by 25% over Q1 2012 --

-- Achieves EPS of $0.30 and Non-GAAP EPS of $0.45 --

SAN FRANCISCO, May 2, 2013 /PRNewswire/ -- OpenTable, Inc. (NASDAQ: OPEN), the world's leading provider of online restaurant reservations, today reported its financial results for the first quarter ended March 31, 2013.

(Logo: http://photos.prnewswire.com/prnh/20110606/MM07085LOGO )

OpenTable reported consolidated net revenues for Q1 2013 of $45.5 million, a 16% increase over Q1 2012. Consolidated net income for Q1 2013 was $7.1 million, or $0.30 per diluted share. Non-GAAP consolidated net income for Q1 2013, which excludes tax-affected stock-based compensation expense, tax-affected acquisition-related expenses and tax-affected amortization of acquired intangibles, was $10.7 million, or $0.45 per diluted share.

OpenTable provides operating results by geography as the Company is at different stages of development in its North America and International operations.

North America Results

  Installed restaurant base as of March 31, 2013, totaled 20,128, a 13% increase over March 31, 2012.
  Seated diners totaled 34.3 million, a 24% increase over Q1 2012.
  Revenues totaled $39.4 million, a 17% increase over Q1 2012.
  Non-GAAP adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, stock-based compensation and acquisition-related expenses) totaled $19.8 million, or 50% of North America revenues, a 16% increase over Q1 2012.

International Results

  Installed restaurant base as of March 31, 2013, totaled 7,829.  As previously reported, with the relaunch of the toptable site in Q2 2012, in an anticipated one-time event, we removed restaurants that did not migrate to OpenTable technology from our installed restaurant base.  After adjusting for this one-time event, our installed restaurant base as of March 31, 2013, represented a 38% increase over our installed base of OpenTable technology-enabled restaurants as of March 31, 2012.
  Seated diners totaled 3.1 million, a 37% increase over Q1 2012.
  Revenues totaled $6.1 million, a 7% increase over Q1 2012.
  Non-GAAP adjusted EBITDA totaled a loss of $1.7 million compared to a loss of $0.6 million in Q1 2012.

"We're pleased with seated diner growth during the first quarter in both our North America and International business segments," said Matt Roberts, President and CEO of OpenTable. "More than one third of the 34 million diners we seated in North America during the quarter were attributable to mobile, and we're continuing to optimize our mobile products around the globe to further capitalize on the opportunity."

Q1 2013 Consolidated Financial and Operating Summary

  Installed restaurant base as of March 31, 2013, totaled 27,957.
  Seated diners totaled 37.4 million, a 25% increase over Q1 2012.
  Total revenues were $45.5 million in Q1 2013, up 16% over Q1 2012 revenues of $39.4 million.
    Reservation revenues were $27.1 million in Q1 2013, up 21% over Q1 2012 revenues of $22.3 million.  Reservation revenues primarily increased as a result of the increase in seated diners.
    Subscription revenues were $14.7 million in Q1 2013, up 8% over Q1 2012 revenues of $13.5 million.  Subscription revenues primarily increased as a result of the increase in installed restaurants using our Electronic Reservation Book solution.
    Other revenues were $3.8 million in Q1 2013, up 7% over Q1 2012 revenues of $3.5 million.  The increase is primarily the result of an increase in revenue from advertising.
  Total costs and expenses were $35.6 million in Q1 2013, up 11% over Q1 2012 costs and expenses of $32.0 million.  The increase was driven by increases in marketing expense, facilities expense, and amortized capitalized development.
  Total operating income was $9.9 million in Q1 2013 compared to $7.4 million in Q1 2012.  Non-GAAP consolidated operating income, excluding stock-based compensation expense, acquisition-related expenses and amortization of acquired intangibles, was $15.5 million in Q1 2013 compared to $14.3 million in Q1 2012.
  The Q1 2013 GAAP income tax expense was $2.8 million, or a 28% tax rate.
  Consolidated net income was $7.1 million, or $0.30 per diluted share, in Q1 2013 compared to $4.8 million, or $0.21 per diluted share, in Q1 2012.  Non-GAAP consolidated net income, which excludes tax-affected stock-based compensation expense, tax-affected acquisition-related expenses, and tax-affected amortization of acquired intangibles, was $10.7 million, or $0.45 per diluted share, in Q1 2013 compared to $9.2 million, or $0.40 per diluted share, in Q1 2012.
  As of March 31, 2013, OpenTable had cash and cash equivalents and short-term investments of $96.6 million.

"During the first quarter the business continued to deliver solid operating metrics, adjusted EBITDA margins and cash flows even as we invest for the future," said Duncan Robertson, CFO of OpenTable.

Business Outlook

As of today, OpenTable is providing guidance for Q2 2013 and the full year 2013 on revenue, non-GAAP adjusted EBITDA and other consolidated metrics. Given the magnitude of changes in foreign exchange rates during Q1 2013, the International segment guidance has been updated to reflect current foreign exchange rates.

Q2 2013 Guidance:

  In the North America segment the Company estimates revenue to be in the range of $39.1 million to $40.0 million and non-GAAP adjusted EBITDA to be in the range of $20.4 million to $21.2 million.
  In the International segment the Company estimates revenue to be in the range of $5.8 million to $6.2 million and non-GAAP adjusted EBITDA loss to be in the range of $0.4 million to $0.8 million.
  On a consolidated basis the Company estimates revenue to be in the range of $44.9 million to $46.2 million, non-GAAP adjusted EBITDA to be in the range of $19.6 million to $20.8 million, GAAP EPS to be in the range of $0.30 to $0.33 and non-GAAP EPS to be in the range of $0.45 to $0.49.

Full Year 2013 Guidance:

  In the North America segment the Company estimates revenue to be in the range of $159.6 million to $164.0 million and non-GAAP adjusted EBITDA to be in the range of $83.1 million to $86.6 million.
  In the International segment the Company estimates revenue to be in the range of $25.7 million to $26.9 million and non-GAAP adjusted EBITDA loss to be in the range of $0.6 million to $2.2 million.
  On a consolidated basis the Company estimates revenue to be in the range of $185.3 million to $190.9 million, non-GAAP adjusted EBITDA to be in the range of $80.9 million to $86.0 million, GAAP EPS to be in the range of $1.33 and $1.47 and non-GAAP EPS to be in the range of $1.88 to $2.02.

Quarterly Conference Call

A conference call will be webcast live today at 2 p.m. PT/5 p.m. ET and will be available through May 31, 2013, at http://investors.opentable.com/events.cfm. This call may contain forward-looking statements and other material information regarding the Company's financial and operating results.

About Non-GAAP Financial Information

This press release contains certain non-GAAP financial measures. Tables are provided in the press release that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). The reconciliations of the forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in the tables below include all information reasonably available to the Company at the date of this press release and adjustments that the Company can reasonably predict. Events that could cause the reconciliation to change include, but are not limited to, acquisitions and divestitures of businesses, goodwill and other asset impairments, and sales of available-for-sale debt securities and other investments.

The non-GAAP financial measures in this press release include non-GAAP consolidated net income and the related per diluted share amounts, non-GAAP consolidated operating income and non-GAAP adjusted EBITDA. Non-GAAP financial measure adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, and acquisition-related expenses. Within the Company's reconciliation to non-GAAP diluted net income per share, the impact of undistributed earnings allocated to participating securities has been excluded.

To supplement the Company's consolidated financial statements presented on a GAAP basis, management believes that these non-GAAP measures provide useful information about the Company's core operating results and thus are appropriate to enhance the overall understanding of the Company's past financial performance and its prospects for the future. Management believes it is useful to exclude stock-based compensation, acquisition-related expenses and amortization of acquired intangibles because they do not reflect the underlying performance of the Company's business operations. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company's underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company's financial results. The presentation of non-GAAP measures is not meant to be considered in isolation or as a substitute for or superior to financial results determined in accordance with GAAP.

Background Information

The Company reports consolidated operations in U.S. dollars and operates in two geographic segments: North America and International. The North America segment is comprised of all operations in the United States, Canada and Mexico, and the International segment is comprised of all non-North America operations, which includes operations in Europe and Asia. The Company generates substantially all of its revenues from its restaurant customers. The Company's revenues primarily include monthly subscription fees, a fee for each restaurant guest seated through online reservations, and other revenue, including installation fees for the Electronic Reservation Book (including training).

Forward-Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. These forward-looking statements include guidance for Q2 2013 and the full year 2013 and the quotations from management in this press release, as well as any statements regarding the Company's strategic and operational plans. The Company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, among others, the Company's ability to accurately forecast revenues and expenses; worldwide economic conditions; the Company's ability to maintain an adequate rate of growth; the Company's ability to effectively manage its growth; the Company's ability to attract new restaurant customers; the Company's ability to increase the number of visitors to its websites and mobile applications and convert those visitors into diners; the Company's ability to retain existing restaurant customers and diners or encourage repeat reservations; the effects of increased competition; the Company's ability to successfully enter new markets and manage its international expansion; the impact of the fluctuations in currency exchange rates; the Company's ability to successfully manage any acquisitions of businesses, solutions or technologies; interruptions in service and any related impact on the Company's reputation; costs associated with defending intellectual property infringement and other claims; and the impact of natural catastrophic events. More information about potential factors that could affect the Company's business and financial results is contained in the Company's annual report on Form 10-K for the year ended December 31, 2012 and the Company's other filings with the SEC. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

About OpenTable, Inc.

OpenTable is the world's leading provider of online restaurant reservations, seating over 12 million diners per month via online bookings across approximately 28,000 restaurants. The OpenTable network connects restaurants and diners, helping diners discover and book the perfect table and helping restaurants deliver personalized hospitality to keep guests coming back. The OpenTable service enables diners to see which restaurants have available tables, select a restaurant based on verified diner reviews, menus and other helpful information, and easily book a reservation. In addition to the Company's website and mobile apps, OpenTable powers online reservations for nearly 600 partners, including many of the Internet's most popular global and local brands. For restaurants, the OpenTable hospitality solutions enable them to manage their reservation book, streamline their operations and enhance their service levels. Since its inception in 1998, OpenTable has seated more than 450 million diners around the world. The Company is headquartered in San Francisco, California, and the OpenTable service is available throughout the United States, as well as in Canada, Germany, Japan, Mexico and the UK. OpenTable also owns and operates toptable, the leading consumer destination site for restaurant reservations in the UK.

OpenTable, OpenTable.com, OpenTable logos, toptable and other service names are the trademarks of OpenTable, Inc. and/or its affiliates.

OPENTABLE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2013	2012
	(In thousands)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$ 94,543	$ 102,772
Short-term investments	2,009	733
Accounts receivable, net	23,500	22,015
Prepaid expenses and other current assets	2,610	2,924
Deferred tax asset	15,196	14,353

Total current assets	137,858	142,797

Property, equipment and software, net	26,370	21,271
Goodwill	50,189	46,304
Intangibles, net	17,792	15,226
Deferred tax asset	12,162	10,628
Other assets	978	1,021

TOTAL ASSETS	$ 245,349	$ 237,247

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$ 13,981	$ 13,847
Accrued compensation	5,853	5,167
Deferred revenue	1,692	1,563
Deferred tax liability	781	107
Dining rewards payable	30,002	27,611
Total current liabilities	52,309	48,295

Deferred revenue — non-current	1,971	2,054
Deferred tax liability	3,815	3,268
Income tax liability	15,177	15,639
Other long-term liabilities	83	76

Total liabilities	73,355	69,332

STOCKHOLDERS' EQUITY:
Common stock	2	2
Additional paid-in capital	220,189	211,408
Treasury stock	(58,993)	(50,685)
Accumulated other comprehensive income (loss)	(2,674)	861
Retained earnings	13,470	6,329

Total stockholders' equity	171,994	167,915

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 245,349	$ 237,247

OPENTABLE, INC.
UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS

	Three Months Ended
	March 31,
	2013	2012
	(In thousands, except per share amounts)

REVENUES	$ 45,501	$ 39,369

COSTS AND EXPENSES:
Operations and support (1)	11,363	10,519
Sales and marketing (1)	10,502	8,860
Technology (1)	4,500	3,248
General and administrative (1)	9,219	9,351

Total costs and expenses	35,584	31,978

Income from operations	9,917	7,391
Other income, net	13	17

Income before taxes	9,930	7,408
Income tax expense	2,789	2,592

NET INCOME	$ 7,141	$ 4,816

Net income per share:
Basic	$ 0.31	$ 0.21
Diluted	$ 0.30	$ 0.21

Weighted average shares outstanding:
Basic	22,937	22,536
Diluted	23,785	23,174

(1) Stock-based compensation included in above line items:
Operations and support	$ 23	$ 301
Sales and marketing	1,127	1,381
Technology	1,063	522
General and administrative	2,380	3,720
	$ 4,593	$ 5,924

Other Operational Data:
Installed restaurants (at period end):
North America	20,128	17,753
International	7,829	8,091
Total	27,957	25,844

Seated diners (in thousands):
North America	34,268	27,716
International	3,088	2,254
Total	37,356	29,970

Headcount (at period end):
North America	401	392
International	158	164
Total	559	556

Additional Financial Data:
Revenues:
North America
Reservation	$ 23,492	$ 19,215
Subscription	12,890	11,900
Other	3,063	2,608
Total North America Revenues	$ 39,445	$ 33,723
International
Reservation	$ 3,565	$ 3,113
Subscription	1,792	1,639
Other	699	894
Total International Revenues	6,056	5,646
Total Revenues	$ 45,501	$ 39,369

Income (loss) from operations:
North America	$ 12,976	$ 9,981
International	(3,059)	(2,590)
Total	$ 9,917	$ 7,391

Depreciation and amortization:
North America	$ 2,549	$ 1,690
International	993	1,487
Total	$ 3,542	$ 3,177

Stock-based compensation:
North America	$ 4,207	$ 5,435
International	386	489
Total	$ 4,593	$ 5,924

OPENTABLE, INC.
RECONCILIATION OF GAAP TO NON-GAAP OPERATING RESULTS

	Three Months Ended
	March 31,
	2013	2012
	(In thousands, except per share amounts)

Non-GAAP consolidated net income per share:
GAAP net income "as reported"	$ 7,141	$ 4,816
Add back: stock-based compensation expense	4,593	5,924
Income tax effect of stock-based compensation	(1,783)	(2,280)
Add back: acquisition-related expenses	90	-
Income tax effect of acquisition-related expenses	(34)	-
Add back: amortization of acquired intangibles	946	971
Income tax effect of amortization of intangibles	(270)	(257)

NON-GAAP CONSOLIDATED NET INCOME	$ 10,683	$ 9,174

Non-GAAP diluted net income per share	$ 0.45	$ 0.40

Weighted average diluted shares outstanding	23,785	23,174

Non-GAAP consolidated operating income:
GAAP income from operations "as reported"	$ 9,917	$ 7,391
Add back: stock-based compensation expense	4,593	5,924
Add back: acquisition-related expenses	90	-
Add back: amortization of acquired intangibles	946	971

NON-GAAP OPERATING INCOME	$ 15,546	$ 14,286

North America Adjusted EBITDA:
GAAP operating income "as reported"	$ 12,976	$ 9,981

Adjustments:
Stock-based compensation expense	4,207	5,435
Acquisition-related expense	90	-
Amortization of acquired intangibles	586	88
Depreciation and other amortization expense	1,963	1,602

North America Adjusted EBITDA	$ 19,822	$ 17,106

International Adjusted EBITDA:
GAAP operating loss "as reported"	$ (3,059)	$ (2,590)

Adjustments:
Stock-based compensation expense	386	489
Amortization of acquired intangibles	360	883
Depreciation and other amortization expense	633	604

International Adjusted EBITDA	$ (1,680)	$ (614)

Consolidated Adjusted EBITDA:
GAAP operating income "as reported"	$ 9,917	$ 7,391

Adjustments:
Stock-based compensation expense	4,593	5,924
Acquisition-related expense	90	-
Amortization of acquired intangibles	946	971
Depreciation and other amortization expense	2,596	2,206

Consolidated Adjusted EBITDA	$ 18,142	$ 16,492

OPENTABLE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FORWARD-LOOKING GUIDANCE

	Forward-Looking Guidance
	Three Months Ending		Twelve Months Ending
	June 30, 2013		December 31, 2013
	Range of Estimate		Range of Estimate
	From	To	From	To
	(In thousands, except per share amounts)

Non-GAAP consolidated net income per share:
GAAP net income	$ 7,201	$ 7,981	$ 32,013	$ 35,393
Add back: stock-based compensation expense	4,576	4,576	16,760	16,760
Income tax effect of stock-based compensation	(1,711)	(1,711)	(6,330)	(6,330)
Add back: amortization of acquired intangibles	1,115	1,115	3,939	3,939
Income tax effect of amortization of intangibles	(368)	(368)	(1,300)	(1,300)
Add back: acquisition-related expenses	-	-	90	90
Income tax effect of acquisition-related expenses	-	-	(30)	(30)

NON-GAAP CONSOLIDATED NET INCOME	$ 10,813	$ 11,593	$ 45,142	$ 48,522

GAAP diluted net income per share	$ 0.30	$ 0.33	$ 1.33	$ 1.47
Non-GAAP diluted net income per share	$ 0.45	$ 0.49	$ 1.88	$ 2.02

Weighted average diluted shares outstanding	23,900	23,900	24,000	24,000

North America Adjusted EBITDA:
GAAP operating income	$ 13,066	$ 13,866	$ 54,835	$ 58,335

Adjustments:
Stock-based compensation expense	4,212	4,212	15,242	15,242
Amortization of acquired intangibles	765	765	2,880	2,880
Acquisition-related expense	-	-	90	90
Depreciation and other amortization expense	2,357	2,357	10,053	10,053

North America Adjusted EBITDA	$ 20,400	$ 21,200	$ 83,100	$ 86,600

International Adjusted EBITDA:
GAAP operating loss	$ (2,019)	$ (1,619)	$ (6,663)	$ (5,063)

Adjustments:
Stock-based compensation expense	364	364	1,518	1,518
Amortization of acquired intangibles	350	350	1,059	1,059
Depreciation and other amortization expense	505	505	1,886	1,886

International Adjusted EBITDA	$ (800)	$ (400)	$ (2,200)	$ (600)

Consolidated Adjusted EBITDA:
GAAP operating income	$ 11,047	$ 12,247	$ 48,172	$ 53,272

Adjustments:
Stock-based compensation expense	4,576	4,576	16,760	16,760
Amortization of acquired intangibles	1,115	1,115	3,939	3,939
Acquisition-related expense	-	-	90	90
Depreciation and other amortization expense	2,862	2,862	11,939	11,939

Consolidated Adjusted EBITDA	$ 19,600	$ 20,800	$ 80,900	$ 86,000

CONTACT: Investor Relations: 415-344-6520, investors@opentable.com, Media Relations Contact: 415-344-4275, pr@opentable.com